UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________

Date of Report (Date of earliest event reported):  April 29, 2008 (April 23, 2008)

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices)

Registrant’s telephone number, including area code:          (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 23, 2008, the Audit Committee and management of CVR Energy, Inc. (the “Company”) concluded that the Company’s previously issued financial statements reflected certain errors principally relating to the calculation of the cost of crude oil purchased by the Company and associated financial transactions.  The errors affecting cost of product sold (exclusive of depreciation and amortization) equate to approximately 0.8% of the Company’s cost of product sold (exclusive of depreciation and amortization) for the year ended December 31, 2007.

The Audit Committee and Company management have concluded that solely due to the effects of the reporting errors described above, the Company’s previously issued annual financial statements for the year ended December 31, 2007 included in its 2007 Form 10-K, the related report of its independent registered public accounting firm and its interim financial statements for the quarter ended September 30, 2007 included in its Form 10-Q, should not be relied upon.

The restated financial statements for the year ended December 31, 2007 will be included in an amended Annual Report on Form 10-K.  The Company expects to file the amended Annual Report on Form 10-K prior to the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which it anticipates will be filed in a timely manner.  The restated interim financial statements for the quarter ended September 30, 2007 will be reflected in the Company’s amended Annual Report on Form 10-K and included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

The Company estimates that, for the year ended December 31, 2007, net loss will increase by approximately $8-13 million.  The Company estimates that its net loss for the year, previously reported as $56.8 million, will increase to approximately $65-70 million.  This increase in net loss is the result of an increase in cost of product sold of approximately $16-20 million, with an associated increase in income tax benefit of approximately $7-9 million.  The Company also estimates that inventories for the year ended December 31, 2007 will increase by approximately $5-7 million and accounts payable will increase by approximately $22-26 million.  The restatement will have no effect on the Company’s covenant compliance under its debt facilities or its cash position as of December 31, 2007.

The change in net income for the third quarter ended September 30, 2007 is estimated to be approximately $1-4 million, comprised of an increase of approximately $7-8 million in cost of product sold and an increase in income tax benefit of approximately $4-6 million.  The Company estimates that its net income for the quarter, previously reported as $13.4 million, will decrease to approximately $9-12 million.

The change in net income for the fourth quarter ended December 31, 2007 is estimated to be approximately $7-10 million, comprised of an increase of approximately $10-12 million in cost of product sold and an increase in income tax benefit of approximately $2-3 million. The Company estimates that its net loss for the quarter, previously reported as $15.9 million, will increase to approximately $23-26 million.

The Company’s net loss for the year ended December 31, 2007, which was one consideration used to determine the materiality of the error, was significantly impacted by a number of previously disclosed one-time or non-cash items, including a pre-tax charge of $44.1 million for non-cash share-based compensation, a one-time pre-tax expense of $10.0 million arising from the termination of management agreements in conjunction with the Company’s initial public offering, $41.5 million in pre-tax flood-related expenses, net of insurance recoveries, and $103.2 million in pre-tax unrealized losses on the cash flow swap.  The Company’s earnings were also impacted by $76.4 million in pre-tax expenses recorded during 2007 as a result of a scheduled turnaround at the refinery and significant downtime at the nitrogen fertilizer plant and refinery due to the scheduled turnaround and the flood.

As a result of this matter, the Company has begun implementation of certain changes regarding crude oil accounting, including centralization of the related accounting functions and improved oversight and review of those functions.  The Company is currently evaluating the effect of this matter on its disclosure controls and procedures.  Additional remedial measures may be forthcoming.

The expected effects of the restatement described above are based on currently available information.  Because the Company’s accounting review is ongoing, the estimates included herein are subject to change until the review is finished and the outside audit is completed.

The Audit Committee and Company management have discussed the matters related to this restatement with the Company’s independent registered public accounting firm, KPMG LLP.

Forward-Looking Statements

This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These include, without limitation:

  •   statements, other than statements of historical fact, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management; and

  •   any other statements preceded by, followed by or that include the words “anticipates,” “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “should,” “may,” or similar expressions.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects and the effectiveness of our disclosure controls and procedures, to differ materially from those described above.  These factors include the risk that additional information may arise from the evaluation of our disclosure controls and procedures, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in disclosure controls and procedures.  For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 8.01.	Other Events.

Annual Meeting of Stockholders

The Company has postponed the Annual Meeting of Stockholders scheduled to be held at 10:00 a.m. on Wednesday, May 14, 2008.  The Annual Meeting will be rescheduled at a later date.  The postponement is necessary in order to provide the Company with time to prepare restated financial statements for the year ended December 31, 2007 as described above in Item 4.02(a).  The Company will distribute an amended Annual Report on Form 10-K to stockholders when it is available.

As soon as practicable upon determining the date of the Annual Meeting, the Company will provide additional information with respect to the Annual Meeting, including the date, time and place of the rescheduled Annual Meeting, through definitive additional proxy materials to be filed with the Securities and Exchange Commission and distributed to stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2008

CVR ENERGY, INC.

By:	/s/ James T. Rens
James T. Rens
Chief Financial Officer and Treasurer